Exhibit 4.1

FIRST AMENDMENT TO
STOCKHOLDER RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO THE STOCKHOLDER RIGHTS AGREEMENT, dated as of April 27, 2023 (this “Amendment”), is made by and between Purple Innovation, Inc., a Delaware corporation (the “Company”), and Pacific Stock Transfer Company, a registered transfer agent, as rights agent (the “Rights Agent”).

WHEREAS, the Company and the Rights Agent entered into the Stockholder Rights Agreement, dated as of September 25, 2022 (the “Agreement”);

WHEREAS, Section 27 of the Agreement provides, among other things, that, prior to the Stock Acquisition Date (as defined in the Agreement), the Company and the Rights Agent may from time to time supplement or amend the Agreement without the approval of any holders of Rights (as defined in the Agreement);

WHEREAS, no Stock Acquisition Date has occurred on or prior to the date hereof;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined it is in the best interests of the Company and its stockholders to amend the Agreement as set forth herein; and

WHEREAS, the Board has authorized and approved this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees to amend the Agreement as follows and directs the Rights Agent to execute this Amendment:

1.	The text of clause (a)(i) of Section 7 of the Agreement is hereby deleted and replaced in its entirety with the following: “the Close of Business on April 27, 2023 (the “Final Expiration Time”),”.

2.	Exhibit B to the Agreement is hereby amended as follows:

a.	The reference to “SEPTEMBER 25, 2023” on page B-1 is hereby deleted and replaced in its entirety with the following: “APRIL 27, 2023”.

b.	The first sentence on page B-2 is hereby deleted and replaced in its entirety with the following:

“This certifies that __________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of September 25, 2022 (as amended from time to time in accordance with its terms, the “Rights Agreement”), by and between Purple Innovation, Inc., a Delaware corporation (the “Company”), and Pacific Stock Transfer Company, the rights agent (and any successor rights agent, the “Rights Agent”), to purchase from the Company at any time prior to 5:00 P.M. (New York City time) on April 27, 2023 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, non-assessable share of Series A Junior Participating Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), of the Company, at an exercise price of $20.00 per one one-thousandth of a share (the “Exercise Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate properly completed and duly executed.”

3.	Exhibit C to the Agreement is hereby amended as follows:

a.	The text of clause (a) in the paragraph titled “Expiration Time” on page C-2 is hereby deleted and replaced in its entirety with the following: “the close of business on April 27, 2023 (the “Final Expiration Time”),”.

4.	This Amendment is effective as of the date first set forth above.

5.	Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

6.	This Amendment may be executed in any number of counterparts; each such counterpart shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect and enforceability as an original signature.

7.	Except as modified hereby, the Agreement is reaffirmed in all respects, and all references therein to “the Agreement” shall mean the Agreement, as modified hereby.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.

PURPLE INNOVATION, INC.

By:	/s/ Casey K. McGarvey
	Name:	Casey K. McGarvey
	Title:	Chief Legal Officer, Secretary

PACIFIC STOCK TRANSFER COMPANY

By:	/s/ William Miller
	Name:	William Miller
	Title:	Chief Operating Officer

Signature Page to First Amendment to Stockholder Rights Agreement